Exhibit 10.2
GUARANTY
     GUARANTY, dated as of March ___, 2006, made by HORIZON OFFSHORE, INC., a Delaware corporation (the “Guarantor”) in favor of THE CIT GROUP/EQUIPMENT FINANCING, INC., a corporation organized and existing under the laws of the State of Delaware, as Agent for the Lenders described below (the “Agent”).
     WHEREAS, Horizon Vessels, Inc., a Delaware corporation (the “Borrower”), wishes to borrow up to USD 78,798,178.00 (the “Loan”) from the Lenders pursuant to the terms of the Loan Agreement dated of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) among the Borrower, the Lenders named therein (the “Lenders”) and the Agent; and
     WHEREAS, the Borrower is a wholly owned subsidiary of the Guarantor and it is to the corporate benefit of the Guarantor that the Borrower obtain the Loan; and
     WHEREAS, the Loan will be evidenced by the promissory note of the Borrower in favor of the Agent (as the same may be amended, supplemented as otherwise modified from time to time, the “Note”); and
     WHEREAS, in order to induce the Lenders to make the Loan, the Guarantor is prepared to guarantee the payment by the Borrower of its obligations under the Loan Agreement, the Note and the other Loan Documents (as defined in the Loan Agreement); and
     WHEREAS, the Lenders are prepared to make the Loan in consideration, among other things, of such guaranty by the Guarantor;
     NOW, THEREFORE, in consideration of the premises, the Guarantor hereby agrees as follows:
     Section 1. Guaranty. As independent and additional security for the Loan, the Guarantor hereby unconditionally and irrevocably guarantees the payment by the Borrower of all amounts due and to become due from the Borrower under the Loan Agreement, the Note and the other Loan Documents (the “Obligations”) and agrees to pay any and all expenses incurred by the Agent in enforcing any of its or the Lenders’ respective rights under this Guaranty and pursuant to the Obligations..
     Section 2. Guaranty Absolute.
     (a) The Guarantor hereby guarantees that the Obligations will be paid strictly in accordance with the terms of the Loan Agreement, the Note and the other Loan Documents (as applicable), regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lenders or the Agent with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:
     (i) any lack of validity or enforceability of the Loan Agreement, the Note any other Loan Document or any other agreement or instrument entered into between the Borrower, the Lenders, the Agent or the Guarantor;

     (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Loan Agreement, the Note or any other Loan Document;
     (iii) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Obligations or the Guarantor in respect of this Guaranty.
     (b) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Lenders or the Agent upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.
     Section 3. Waiver. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Agent or the Lenders or any other person exhaust any right or take any action against the Borrower, any other Guarantor of any of the Obligations or any other person or entity or any collateral. This is a guaranty of payment and performance and not of collection only.
     Section 4. Subrogation. The Guarantor will not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the Obligations shall have been paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be forthwith paid to the Agent to be credited and applied against the Obligations. If (i) the Guarantor shall make payment to the Agent, of all or any part of the Obligations and (ii) all the Obligations shall be paid in full, the Agent will, at the Guarantor’s request, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, transferring to the Guarantor any and all rights the Agent, may have against the Borrower or necessary to evidence the transfer by subrogation to the Guarantor of any interest in the Obligations resulting from such payment by the Guarantor.
     Section 5. Payments Free and Clear of Taxes, Etc.
     (a) All sums payable by the Guarantor under this Guaranty, whether of principal, interest, fees or otherwise, shall be paid in full without set-off or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any Governmental Agency or taxing authority thereof, other than any income tax or franchise tax or other tax or fee on or measured by the gross receipts or net income of the Lenders or the Agent; collectively the “Taxes”) shall not be less than the amounts otherwise specified to be paid under this Guaranty.
     (b) A certificate as to any additional amounts payable to the Lenders under this Section 5 submitted to the Guarantor by the Agent shall show in reasonable detail the amount payable and the calculations used to determine in good faith such amount and shall be deemed prima facie correct.
     (c) With respect to each deduction or withholding for or on account of any Taxes, the Guarantor shall promptly furnish to the Lenders such certificates, receipts and other documents as may be required (in the reasonable judgment of each Lender) to establish any income tax credit to which any of the Lenders may be entitled.

     Section 6. APPLICABLE LAW AND JURISDICTION. THIS GUARANTY (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, OTHER THAN CONFLICT OF LAWS RULES THEREOF. ANY LEGAL ACTION OR PROCEEDING AGAINST THE GUARANTOR WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK, THE U.S. FEDERAL COURTS IN SUCH STATE, SITTING IN THE COUNTY OF NEW YORK, OR IN THE COURTS OF ANY OTHER JURISDICTION WHERE SUCH ACTION OR PROCEEDING MAY BE PROPERLY BROUGHT.
     Section 7. Representations and Warranties. The Guarantor hereby represents and warrants to the Agent as follows:
     (a) It is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation duly qualified to do business wherever its business or ownership of property requires it to be so qualified.
     (b) The execution, delivery and performance by the Guarantor of this Guaranty and any other documents contemplated herein and the completion of all other transactions herein contemplated are within the Guarantor’s authority, are in furtherance of the Guarantor’s purposes, have been duly authorized by all necessary action and will not contravene any applicable law or regulation nor violate the Guarantor’s Articles of Incorporation or By-Laws nor any agreement binding on the Guarantor nor any applicable law or regulation or order or decree of any governmental authority or agency of the State of Texas, the State of New York or the United States of America.
     (c) This Guaranty is supported by adequate and sufficient consideration, has been validly signed by or on behalf of the Guarantor and represents the valid and binding obligation of the Guarantor, enforceable in accordance with its terms and will not result in the Guarantor’s liabilities (including the maximum amount of liabilities that may be reasonably expected to result from all contingent liabilities and giving effect to rights of contribution and subrogation) exceeding the fair market value of its assets. The enforceability of this Guaranty, however, is subject to all applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and to general equity principles.
     (d) The legality, validity, enforceability or admissibility of this Guaranty are not subject to or conditional upon this Guaranty being filed, recorded or enrolled with any governmental authority or agency or stamped with any stamp, duty or similar transaction tax of the State of Texas, the United States of America or the State of New York.
     (e) There are no pending, or to the best of the Guarantor’s knowledge, any threatened actions or proceedings affecting the Guarantor before any court, governmental agency or arbitrator in any country, which may materially adversely affect the financial condition or operations of the Guarantor.
     Section 8. The Loan Agreement and the Note. The Guarantor hereby acknowledges receipt of the Loan Documents in execution form and hereby consents and agrees to each Loan Document and to all the terms and provisions thereof.
     Section 9. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
     Section 10. Notices. All notices, requests and demands shall be in writing (including telecopier transmission) given to or made upon the respective parties hereto as follows:
In the case of the Guarantor at:
Horizon Offshore, Inc.
2500 CityWest Blvd., Suite 2200
Houston, Texas 77042
Attention: Chief Financial Officer
Telecopier: (713) 361-2677
In the case of the Agent, at:
The CIT Group/Equipment Financing, Inc., as Agent
1450 West Fountainhead Parkway
Tempe, Arizona 85282
Attention: William Sarver
Telecopier: (480) 379-3466
or in other manner as any party hereto shall designate by written notice to the other parties hereto. All notices shall be effective upon delivery or three (3) days after being deposited in the United States mail with postage prepaid certified, return receipt requested in a correctly addressed wrapper, or upon receipt if delivered to Federal Express or similar courier company or transmitted by telefax during normal business hours, except that all notices, requests and demands to the Agent shall not be effective until received by the Agent. All notices, demands, requests, communications and other documents delivered hereunder or under the Loan Documents, unless submitted in the English language, shall be accompanied by certified English translation thereof.
     Section 11. No Waiver; Remedies. No failure on the part of the Agent or the Lenders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     Section 12. Continuing Guaranty. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until payment in full of the Obligations and payment in full of all other amounts due under this Guaranty, (ii) be binding upon the Guarantor, its successors or assigns, as the case may be, and (iii) inure to the benefit of and be enforceable by the Agent and its respective successors, transferees and assigns, provided, however, that the Guarantor may not transfer its obligations under this Guaranty or any part of it without the prior written consent of the Agent.
     Section 13. Capitalized Terms. All capitalized terms used in this Guaranty which are not defined herein shall have the meanings given to them in the Loan Agreement.
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     IN WITNESS WHEREOF, the Guarantor has duly executed and delivered this Guaranty, as of the date first above written.

HORIZON OFFSHORE, INC.

By:

Name:

Title: